SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported):  August 3, 2004




                         CITIZENS COMMUNICATIONS COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                  001-11001              06-0619596
  (State or other jurisdiction       (Commission          (I.R.S. Employer
        of incorporation)            File Number)         Identification No.)

                                3 High Ridge Park
                           Stamford, Connecticut  06905
                    (Address of Principal Executive Offices)

                                 (203) 614-5600
               (Registrant's Telephone Number, Including Area Code)



                           No Change Since Last Report
                           ---------------------------
         (Former name or former address, if changed since last report)

ITEM 12.  Disclosure of Results of Operations and Financial Condition
          -----------------------------------------------------------

          On August 3, 2004, Citizens Communications Company issued a press release. A copy of the press release is attached hereto as Exhibit 99.1.

          The information in this Form 8-K and the Exhibits attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         CITIZENS COMMUNICATIONS COMPANY
                                  (Registrant)


                         By: /s/ Jerry Elliott
                             ----------------------------
                             Jerry Elliott
                             Executive Vice President and
                             Chief Financial Officer

Date: August 3, 2004

                                                   Exhibit 99.1


                                                   Citizens Communications
                                                   3 High Ridge Park
                                                   Stamford, CT 06905
                                                   203.614.5600
                                                   Web site: www.czn.net
--------------------------------------------------------------------------------

FOR IMMEDIATE RELEASE

Contacts:
Brigid M. Smith                     Michael A. Zarrella
Assistant Vice President            Vice President
Corporate Communications            Corporate Development
203.614.5042                        203.614.5179
bsmith@czn.com                      mzarrell@czn.com

                         Citizens Communications Reports
                           2004 Second-Quarter Results

Stamford,  Conn.,  August 3, 2004 -- Citizens  Communications  (NYSE:CZN)  today reported second quarter 2004 consolidated revenues of $544.1 million; consolidated operating income of $128.2 million; and consolidated net income of $23.8 million. Consolidated operating income and net income reflect $11.6 million of pre-tax expense related to our review of financial and strategic alternatives and management succession.

Second quarter 2004 revenue from the company's ILEC operations was $505.8 million, compared to $510.2 million in the second quarter of 2003. The decrease is due primarily to lower access services revenues, reduced long distance revenue and loss of access lines. These decreases were partially offset by continued increases in data and enhanced service revenues.

Average revenue per month per average number of access lines increased 2% to $71.17 in the second quarter of 2004 from $70.07 in the year ago period.

The company added a record 22,200 DSL customers during the quarter and had 164,200 DSL subscribers at June 30, 2004. The company's primary access line count, which does not take into account DSL subscriptions, decreased 13,300 lines during the quarter.

ILEC operating income for the second quarter of 2004 was $127.2 million and operating income margin was 25.2 percent.

Capital expenditures for the ILEC were $73.7 million for the second quarter of 2004.

In July 2004 we retired $300 million principal amount of Senior Notes that are part of our Equity Units, which will result in a pre-tax charge of approximately $15 million in the third quarter of 2004, and means that only the remaining outstanding $160 million of such notes will be remarketed. We expect to save approximately $20 million per year in interest expense as a result of this retirement.

                                    --MORE --

As previously reported, the company has declared a special dividend of $2 per share and is instituting a regular annual dividend of $1 per share that will be payable quarterly. The special dividend and the first quarterly dividend will both be paid on September 2, 2004 to stockholders of record on August 18, 2004. We expect that all of the dividends paid to stockholders in 2004 will be treated as dividends for federal income tax purposes. Shareholders are encouraged to consult with their tax advisors.

The company uses certain non-GAAP financial measures in evaluating its performance. These include free cash flow. A reconciliation of the differences between free cash flow and the most comparable financial measure calculated and presented in accordance with GAAP is included in the tables that follow. The non-GAAP financial measures are by definition not measures of financial performance under generally accepted accounting principles and are not alternatives to operating income or net income reflected in the statement of operations or to cash flow as reflected in the statement of cash flows and are not necessarily indicative of cash available to fund all cash flow needs. The non-GAAP financial measures used by the company may not be comparable to similarly titled measures of other companies.

The company believes that presentation of non-GAAP financial measures provides useful information to investors regarding the company's financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) together provide a more comprehensive view of the company's core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation and planning decisions and (iii) presents measurements that investors and rating agencies have indicated to management are useful to them in assessing the company and its results of operations. Management uses these non-GAAP financial measures to plan and measure the performance of its core operations and its divisions measure performance and report to management based upon these measures. In addition, the company believes that free cash flow, as the company defines it, can assist in comparing performance from period to period, without taking into account factors affecting cash flow reflected in the statement of cash flows, including changes in working capital and the timing of purchases and payments.

Management uses these non-GAAP financial measures to (i) assist in analyzing the company's underlying financial performance from period to period, (ii) evaluate the financial performance of its business units, (iii) analyze and evaluate strategic and operational decisions, (iv) establish criteria for compensation decisions; and (v) assist management in understanding the company's ability to generate cash flow and, as a result, to plan for future capital and operational decisions. Management uses these non-GAAP financial measures in conjunction with related GAAP financial measures. The company believes that the non-GAAP financial measures are meaningful and useful for the reasons outlined above.

While the company utilizes these non-GAAP financial measures in managing and analyzing its business and financial condition and believes they are useful to management and to investors for the reasons described above, these non-GAAP financial measures have certain shortcomings. In particular, free cash flow does not represent the residual cash flow available for discretionary expenditures, since items such as debt repayments are not deducted from such measure. Management compensates for the shortcomings of these measures by utilizing them in conjunction with their comparable GAAP financial measures. The information in this press release should be read in conjunction with the financial statements and footnotes contained in our documents to be filed with the U.S. Securities and Exchange Commission.

                                    --MORE --

About Citizens Communications
More information about Citizens can be found at www.czn.net.


This document contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the statements. These and all forward-looking statements (including oral representations) are only predictions or statements of current plans that are constantly under review by the company. All forward-looking statements may differ from actual results. The foregoing information should be read in conjunction with the company's filings with the U.S. Securities and Exchange Commission including, but not limited to, reports on Forms 10-K and 10-Q. The company does not intend to update or revise these forward-looking statements to reflect the occurrence of future events or circumstances.


                                       ###


TABLES TO FOLLOW

                         Citizens Communications Company
                           Consolidated Financial Data
                                   (unaudited)

                                                        For the quarter ended                  For the six months ended
                                                               June 30,                                June 30,
                                                      --------------------------    %       ----------------------------    %
(Amounts in thousands - except per-share amounts)        2004           2003     Change        2004            2003       Change
                                                      -----------------------------------   --------------------------------------

Income Statement Data (1)
Continuing operations
  Revenue                                               $544,091       $643,954     -16%     $1,102,559      $1,295,816      -15%
  Cost of services (exclusive of depreciation and
   amortization)                                          48,295        113,537     -57%        105,359         226,756      -54%
  Other operating expenses                               210,157        227,985      -8%        420,678         462,428       -9%
  Strategic alternatives and management succession
   expenses                                               10,527              -     100%         14,873               -      100%
  Restricted stock based compensation (2)                  2,525          4,508     -44%          5,398           5,886       -8%
  Depreciation and amortization                          144,412        150,359      -4%        288,270         288,907        0%
  Reserve for telecommunications bankruptcies                  -          2,260    -100%              -           2,260     -100%
  Restructuring and other expenses                             -         10,113    -100%              -          10,092     -100%
  Operating income                                       128,175        135,192      -5%        267,981         299,487      -11%
  Investment and other income, net                         5,213         31,237     -83%         30,507          79,409      -62%
  Interest expense (includes dividends on preferred
   securities)                                            97,652        107,988     -10%        195,434         218,817      -11%
  Income tax expense                                      11,944         24,384     -51%         36,394          64,360      -43%
Cumulative effect of change in accounting principle (3)        -              -        -              -          65,769     -100%
Net income attributable to common shareholders            23,792         34,057     -30%         66,660         161,488      -59%

Weighted average shares outstanding                      284,782        282,180       1%        284,378         281,934        1%

Net income attributable to common shareholders (4)      $   0.08       $   0.12     -33%     $     0.23      $     0.57      -60%

Other Financial Data
Total capital expenditures                              $ 78,246       $ 67,850      15%     $  133,434      $  115,602       15%
Free cash flow (5)                                        98,315        113,288     -13%        231,655         258,618      -10%

(1) Our Vermont distribution facilities were sold on April 1, 2004. The Gas Company in Hawaii division was sold on August 8, 2003, our Arizona gas and electric divisions were sold on August 11, 2003 and our Vermont transmission facilities were sold on December 1, 2003. The sales of these properties affect the comparability of data presented.
(2) Includes $1,034 and $1,619 related to strategic alternatives and management succession for the three and six months ended June 30 2004, respectively.
(3)  Represents the effect of adoption of SFAS No. 143, net of tax.
(4)  Calculated based on weighted average shares outstanding.
(5) A reconciliation to the most comparable GAAP measure is presented at the end of these tables.

                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                                        For the quarter ended                   For the six months ended
                                                                June 30,                                 June 30,
                                                      ---------------------------    %         --------------------------    %
(Amounts in thousands, except operating data)            2004            2003      Change         2004           2003      Change
                                                      -------------------------------------    ------------------------------------

TELECOMMUNICATIONS
Select Income Statement Data
Revenue
     Access services                                    $ 155,224      $ 167,025       -7%     $  316,707      $ 336,196       -6%
     Local services                                       213,417        213,889        0%        426,159        428,162        0%
     Long distance services                                45,546         50,102       -9%         92,877        103,023      -10%
     Data services                                         33,624         26,385       27%         65,298         51,147       28%
     Directory services                                    28,201         26,736        5%         55,675         53,779        4%
     Other                                                 29,777         26,016       14%         58,041         51,455       13%
        ILEC revenue                                      505,789        510,153       -1%      1,014,757      1,023,762       -1%
     Electric Lightwave                                    38,302         43,719      -12%         78,067         84,812       -8%
Total revenue                                             544,091        553,872       -2%      1,092,824      1,108,574       -1%

Expenses
     Network access expense                                48,295         58,168      -17%         99,836        114,683      -13%
     Other operating expenses                             209,138        204,515        2%        414,145        415,369        0%
     Strategic alternatives and management succession
      expenses                                             10,527              -      100%         14,873              -      100%
     Restricted stock based compensation (1)                2,525          4,293      -41%          5,398          5,649       -4%
     Depreciation and amortization                        144,412        150,359       -4%        288,270        288,907        0%
     Reserve for telecommunications bankruptcies                -          2,260     -100%              -          2,260     -100%
     Restructuring and other expenses                           -         10,113     -100%              -         10,092     -100%
Total expenses                                            414,897        429,708       -3%        822,522        836,960       -2%

Operating Income
     ILEC                                               $ 127,237      $ 121,814        4%     $  265,955      $ 268,729       -1%
     ELI                                                    1,957          2,350      -17%          4,347          2,885       51%

Other Financial and Operating Data
     ILEC capital expenditures                          $  73,678      $  56,415       31%     $  126,531      $  94,292       34%
     ELI capital expenditures                               4,397          2,254       95%          6,159          3,401       81%
     ILEC depreciation and amortization                   138,467        144,374       -4%        276,490        276,729        0%
     ELI depreciation and amortization                      5,945          5,985       -1%         11,780         12,178       -3%


     ILEC access lines                                  2,362,285      2,418,819       -2%      2,362,285      2,418,819       -2%
     DSL subscribers                                      164,184         92,201       78%        164,184         92,201       78%
     ILEC switched access minutes of use (in millions)      2,917          2,995       -3%          5,917          6,040       -2%
     ILEC average monthly revenue per average line      $   71.17      $   70.07        2%     $    71.24      $   70.16        2%

(1)  See footnote (2) first page.



                         Citizens Communications Company
                          Financial and Operating Data
                                   (unaudited)

                                              For the quarter ended                        For the six months ended
                                                  June 30,                                        June 30,
                                          ----------------------------     %            -------------------------------    %
(Amounts in thousands)                       2004             2003      Change            2004              2003         Change
                                          -----------------------------------------     --------------------------------------------
GAS AND ELECTRIC SECTORS (1)

Select Income Statement Data
Revenue                                    $    -        $ 90,082        -100%           $ 9,735         $ 187,242         -95%
Gas, electric energy and fuel oil
 purchased                                      -          55,369        -100%             5,523           112,073         -95%
Other operating expenses                    1,019          23,470         -96%             6,533            47,059         -86%
Restricted stock based compensation             -             215        -100%                 -               237        -100%
Operating income (loss)                    (1,019)         11,028        -109%            (2,321)           27,873        -108%

Other Financial Data
Capital expenditures                            -           9,123        -100%               573            17,437         -97%


(1)  See footnote (1) first page.


                         Citizens Communications Company
                    Condensed Consolidated Balance Sheet Data
                                   (unaudited)

(Amounts in thousands)
                                                              June 30, 2004        December 31, 2003
                                                           ---------------------  --------------------
                               ASSETS
                               ------
Current assets:
    Cash and cash equivalents                                       $   740,359           $   583,671
    Accounts receivable and other current assets                        262,593               289,457
    Assets held for sale                                                      -                23,130
                                                           ---------------------  --------------------
      Total current assets                                            1,002,952               896,258

Property, plant and equipment, net                                    3,437,099             3,525,640

Other long-term assets                                                3,200,547             3,267,212
                                                           ---------------------  --------------------
           Total assets                                             $ 7,640,598           $ 7,689,110
                                                           =====================  ====================

                       LIABILITIES AND EQUITY
                       ----------------------
Current liabilities:
    Long-term debt due within one year                              $     6,490           $    88,002
    Accounts payable and other current liabilities                      453,403               484,445
    Liabilities related to assets held for sale                               -                11,128
                                                           ---------------------  --------------------
       Total current liabilities                                        459,893               583,575

Deferred income taxes and other liabilities                             841,208               833,473
Equity units                                                            460,000               460,000
Long-term debt (1)                                                    4,378,131             4,195,629
Mandatorily Redeemable Convertible Preferred Securities (1)                   -               201,250
Shareholders' equity                                                  1,501,366             1,415,183
                                                           ---------------------  --------------------
            Total liabilities and equity                            $ 7,640,598           $ 7,689,110
                                                           =====================  ====================


(1) In accordance with FASB Interpretaion No. 46R, the Mandatorily Redeemable Convertible Preferred Securities are classified as debt effective January 1, 2004.


                         Citizens Communications Company
                      Condensed Consolidated Cash Flow Data
                                   (unaudited)

(Amounts in thousands)
                                                                         For the six months ended June 30,
                                                                        ------------------------------------
                                                                              2004                2003
                                                                        -----------------  -----------------

Income before cumulative effect of change in accounting principle              $  66,660          $  95,719
Adjustments to reconcile net income to net cash
   provided by operating activities:
     Depreciation and amortization expense                                       288,270            288,907
     Gain on expiration/settlement of customer advances                          (25,345)            (6,165)
     Gain on capital lease termination/restucturing                                    -            (65,724)
     Other                                                                        35,070             31,023
                                                                        -----------------  -----------------
Net cash provided by continuing operating activities                             364,655            343,760

Cash flows from investing activities:
     Proceeds from sales of assets, net of selling expenses                       13,992             54,900
     Capital expenditures                                                       (133,434)          (115,602)
     Other                                                                             -               (605)
                                                                        -----------------  -----------------
Net cash used by investing activities                                           (119,442)           (61,307)

Cash flows from financing activities:
     Long-term debt payments                                                     (99,786)          (301,583)
     Other                                                                        11,261             10,991
                                                                        -----------------  -----------------
Net cash used by financing activities                                            (88,525)          (290,592)

Increase (decrease) in cash and cash equivalents                                 156,688             (8,139)
Cash and cash equivalents at January 1,                                          583,671            393,177
                                                                        -----------------  -----------------

Cash and cash equivalents at June 30,                                          $ 740,359          $ 385,038
                                                                        =================  =================


                                                                                                              Schedule A

Reconciliation of Non-GAAP Financial Measures

                                                      For the quarter ended June 30,        For the six months ended June 30,
                                                    ---------------------------------    --------------------------------------
 (Amounts in thousands)                                  2004             2003                2004                 2003
                                                    -------------  ------------------    ----------------   -------------------

Net Income to Free Cash Flow;
-----------------------------
   Net Cash Provided by Operating Activities
   -----------------------------------------
Net income                                            $  23,792        $  34,057              $  66,660        $ 161,488

 Add back:
    Depreciation and amortization                       144,412          150,359                288,270          288,907

   Income taxes                                          11,944           24,384                 36,394           64,360

   Restricted stock based compensation                    2,525            4,508                  5,398            5,886

Subtract:
   Cash paid for income taxes                               899              933                  1,126            1,243

   Investment and other income, net                       5,213           31,237                 30,507           79,409

   Cumulative effect of change in accounting
   principle                                                  -                -                      -           65,769

   Capital expenditures                                  78,246           67,850                133,434          115,602

                                                    -------------  -------------------    ---------------  -------------------
Free cash flow                                           98,315          113,288                231,655          258,618

 Add back:
    Deferred income taxes                                14,616           24,782                 35,607          104,591

    Other non-cash adjustments                            4,895          (25,328)               (16,417)         (77,006)

    Investment and other income/(loss)                    5,213           31,237                 30,507           79,409

    Cash paid for income taxes                              899              933                  1,126            1,243

    Capital expenditures                                 78,246           67,850                133,434          115,602

Subtract:
    Changes in current assets and liabilities            30,242           33,791                  9,465           68,451

    Income tax expense                                   11,944           24,384                 36,394           64,360

    Restricted stock based compensation                   2,525            4,508                  5,398            5,886

                                                    -------------  -------------------    ---------------  -------------------
Net cash provided by operating activities             $ 157,473        $ 150,079              $ 364,655        $ 343,760
                                                    =============  ===================    ===============  ===================


                                                                                                                  Schedule B
                         Citizens Communications Company
                     Long Distance and Data Services Revenue

                                                                                     For the quarters ended
                                                         ---------------------------------------------------------------------------
(Amounts in thousands)                                       6/30/04     3/31/04     12/31/03     9/30/03      6/30/03     3/31/03
                                                         ---------------------------------------------------------------------------
Long Distance and Data Services Revenue

     Long distance services                                  $ 45,546    $ 47,331     $ 47,705    $ 48,654     $ 50,102    $ 52,921
     Data services                                             33,624      31,674       28,814      27,491       26,385      24,762
                                                         ---------------------------------------------------------------------------

         Total long distance and data services revenue       $ 79,170    $ 79,005     $ 76,519    $ 76,145     $ 76,487    $ 77,683
                                                         ===========================================================================
